UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2018

PERKINS OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55343	45-5361669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17330 Preston Road, #200D, Dallas, TX	75252
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 750-6454

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

8.01	OTHER ITEMS

On December 18, 2017, our board of directors and a majority of our stockholders of our company approved the implementation of a one-for-twenty-five (1:25) reverse stock split of all of our company’s issued and outstanding common stock. Notice of shareholder approval was mailed to our company’s shareholders on or about January 12, 2018 pursuant to our Schedule 14C Information Statement filed with the Securities and Exchange Commission (SEC) on January 12, 2018.

As a result of the reverse stock split, every twenty-five (25) shares of the issued and outstanding common stock of the Company will be converted into one (1) share of common stock. All fractional shares created by the Reverse Stock Split will be rounded up to the nearest whole share. The number of our company’s authorized shares of common stock remains unchanged.

The reverse stock split has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of February 1, 2018.

The reverse split will become effective with the OTC Markets at the opening of trading on February 1, 2018 under the symbol "PEKND". The "D" will be placed on our ticker symbol for 20 business days. Our new CUSIP number is 714110202.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINS OIL & GAS, INC.

/s/ Sonny L. Arandia
Sonny L. Arandia
CEO

Date:	February 1, 2018

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